EXHIBIT 8 (b)

                          FUND PARTICIPATION AGREEMENT

 THIS AGREEMENT, made and entered into this 26th day of January, 2007 (the "Agreement") by and among OM Financial Life Insurance Company, organized under the laws of Maryland (the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the "Account" and collectively as the "Accounts") American Century Variable Portfolios, Inc. an open-end management investment company (the "Fund"); American Century Investment Management, Inc., a corporation organized under the laws of the State of Delaware and investment adviser to the Fund (the "Adviser"); and American Century Investment Services, Inc., a corporation organized under the laws of the State of Missouri and principal underwriter/distributor of the American Century family of mutual funds (the "Distributor").

 WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially similar to this Agreement (the "Participating Insurance Companies"), and

 WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

 WHEREAS, the Company, as depositor, has established the Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies and funding agreements offered by the Company set forth on Schedule A (the "Contracts"); and

 WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Company under the insurance laws of the State of Maryland, to set aside and invest assets attributable to the Contracts; and

 WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule B, as such schedule may be amended from time to time (the "Designated Portfolios") on behalf of the Accounts to fund the Contracts;

 NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Distributor agree as follows:

                         ARTICLE I: SALE OF FUND SHARES

1.1 Distributor agrees to cause the Fund to sell to the Company those shares of the Designated Portfolios which each Account orders (based on orders placed by Contract owners on that Business Day, as defined below), executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day or such later time as permitted by Section 1.10 hereof. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Portfolios calculate their net asset value pursuant to the rules of the Securities and Exchange Commission (the "Commission").

1.2 Distributor agrees to cause the Fund to redeem for cash, in accordance with the terms of the applicable Portfolio's prospectus and, upon the Company's request, any full or fractional shares of the Fund held by the Company (based on orders placed by Contract owners on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.2, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of such requests for redemption by 10:00 a.m. Eastern Time on the next following Business Day or such later time as permitted by Section 1.10 hereof. The Fund reserves the right to delay payment of redemption proceeds, but in no event may any such delay by the Fund in paying redemption proceeds cause Company or any Account to fail to meet its obligations under Section 22( e) of the Investment Company Act of 1940 (the" 1940 Act"). Distributor will notify the Company as soon as reasonably practical if a decision is made to delay any such payments.

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1.3 The Company will place separate orders to purchase or redeem shares of each
Designated Portfolio. Each order shall describe the net amount of shares and dollar amount of each Designated Portfolio to be purchased or redeemed. In the event of net purchases, the Company shall pay for net purchase orders by wiring federal funds to Fund or its designated custodial account (by 2:00 pm EST) on the next Business Day after an order to purchase Designated Portfolio shares is made in accordance with the provisions of Section 1.1 hereof(or such later time as permitted by Section 1.10 hereof). Upon receipt by the Fund of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. In the event of net redemptions, the Fund shall pay the net redemption proceeds by wiring federal funds to the Company or its designated custodial account (by 4:00 pm EST) on the next Business Day after an order to redeem a Designated Portfolio's shares is made in accordance with the provision of and subject to the reservation of rights in Section 1.2 hereof. Upon receipt by the Company of the payment, such funds shall cease to be the responsibility of the Fund and shall become the responsibility of the Company.

1.4 Distributor agrees to cause the Fund to make shares of the Designated Portfolios available continuously for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which each Designated Portfolio calculates its net asset value pursuant to rules of the Commission and each Designated Portfolio shall calculate such net asset value on each day which the NYSE is open for regular trading in accordance with the terms of its then-current prospectus; provided, however, that the Board of Directors of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.5 Distributor agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans. No shares of any Portfolio will be sold directly to the general public.

1.6 The Distributor agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans that represent and warrant to the Fund that they qualify to purchase shares of the Fund under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Accounts to consider the portfolio investments of the Fund as constituting investments of the Accounts for the purpose of satisfying the diversification requirements of Section 817(h). No Fund shares shall be sold to any insurance company or separate account unless an agreement substantially complying with Article VII of this Agreement is in effect to govern such sales, to the extent required.

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1.7 The Company agrees to purchase and redeem the shares of the Designated
Portfolios offered by their then current prospectuses in accordance with the provisions of such prospectuses; provided that in no event shall the Company be required to receive purchase and redemption orders any earlier than prior to the close of regular trading on the New York Stock Exchange in order to receive the net asset value next computed on that Business Day to the extent permitted by applicable law, including the Commission staffs no-action letter to New York Life Fund Incorporated (publicly available May 7, 1971), and provided that no such provision shall limit Company's right to purchase and redeem Fund shares as set forth in this Agreement except as required by law.

1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

1.9 Distributor or its designee will furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio at the ex-dividend date net asset values. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. Distributor or its designee will notify the Company of the number of shares so issued as payment of such income, dividends and distributions.

1.10 Distributor or its designee will make the net asset value per share for each Designated Portfolio available to the Company via electronic means on each Business Day as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:30 p.m., Eastern Time, each Business Day. In the event that Distributor or its designee provides the closing net asset value later than 10:00 p.m. Eastern Time on any Business Day, Distributor shall work with the Company to provide the Company sufficient additional time under Sections 1.2 and
1.3 above to place orders for the purchase and redemption of shares. If the Company places its purchase or redemption order within the additional time afforded under the preceding sentence, the Company on behalf of the Account, shall be entitled to the share net asset value computed as of the close of the prior Business Day regardless of whether the Distributor is able to process these orders within its regular daily processing cycle for such prior Business Day. If materially incorrect net asset value per share information (as determined under the Fund's guidelines attached hereto as Exhibit D) is provided to the Company, the Fund shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share, and the Distributor shall bear the cost of correcting such errors and shall reimburse the Company for any reasonable out-of-pocket expenses incurred related to correction of the net asset value (including correcting Contract owner accounts). Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by Distributor.

                   ARTICLE II: REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that interests under the Contracts are or prior to sale will be registered under the Securities Act of 1933 (the "1933 Act"), or are exempt from registration thereunder, and that the Contracts will be issued and sold and distributed in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under applicable law and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the Investment Company Act of 1940 (the "1940 Act") to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder, and that it will

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maintain such registration for so long as any Contracts are outstanding, as applicable. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Company represents that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts (as applicable) under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; provided, however, that the Company makes no representation or undertaking regarding any Contract to the extent such representation or undertaking is dependent on compliance by any investment vehicle in which the Company or an Account may invest with the requirements of Subchapter M or Section 817(h) of the Code, the regulations thereunder, or any successor provision.

2.3 The Company represents and warrants that it will not purchase shares of the Designated Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4 Adviser and Distributor represent and warrant that shares of the Designated Portfolio(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Designated Portfolio(s) are sold. Distributor will amend the Fund's registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. Distributor will register and qualify the shares of the Designated Portfolio(s) for sale in accordance with the laws of the various states only if and to the extent deemed advisable by Distributor.

2.5 Adviser and Distributor represent that the Fund will use its best efforts to comply with the laws of its state of domicile, and, to the extent specifically requested in writing by the Company, any other applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Designated Portfolios, as they may apply to the Fund. If the Fund cannot comply with any of the state insurance laws or regulations of which it is notified in writing by the Company, it will so notify the Company in writing. The Fund makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Fund of any restrictions imposed by state insurance laws that may become applicable to the Fund as a result of the Accounts' investments therein. Adviser and Distributor agree that they will furnish the information required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

2.6 Adviser and Distributor represent and warrant that the Fund is lawfully organized and validly existing under the laws of the state of its organization and. that the Fund does and will comply in all material respects with applicable provisions of the 1940 Act and any applicable regulations thereunder. Distributor represents and warrants that the Fund's operations, and that of each Designated Portfolio, does and will comply with applicable federal and state law.
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2.7 Adviser and Distributor represent and warrant that all of the Fund's directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17 g-( 1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.8 Distributor represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and serves as principal underwriter/distributor of the Fund and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the state of its organization and any applicable state and federal securities laws.

2.9 The Fund represents and warrants that the Fund has entered into an agreement with the Distributor on behalf of each Designated Portfolio, under which the Distributor has the right and obligation to make arrangements for the distribution of each Designated Portfolio's shares. The Fund further represents and warrants that it has authorized the Distributor and Adviser to enter into agreements with Participating Insurance Companies, including this Agreement, for the distribution of Fund shares. The Fund further warrants that, should its agreement with either the Distributor or the Adviser be terminated for any reason, it will use good faith efforts to cause the replacement distributor or investment adviser, as appropriate, to enter into an agreement with the Company substantially similar to this Agreement.

                          ARTICLE III: FUND COMPLIANCE

3.1 Adviser and Distributor acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 8l7(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Distributor further acknowledges that any such failure may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure.

3.2 Adviser and Distributor represent and warrant that each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that they will maintain such qualification (under Subchapter M or any successor or similar provision) and that no other Participating Insurance Company will purchase shares in any Designated Portfolio for any purpose or under any circumstances that would preclude the Company from "looking through" to the investments of each Designated Portfolio in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5. Distributor will notify the Company immediately upon having a reasonable basis for believing that any Designated Portfolio has ceased to so qualify or that any might not so qualify in the future.

3.3 Adviser and Distributor represent and warrant that for each quarter each Designated Portfolio of the Fund does and will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the Fund will at all times comply with the diversification requirements of Section 8l7(h) of the Code and any regulations thereunder applicable to variable contracts as defined in Section 8l7( d) of the Code and any amendments or other modifications or successor provisions to such.
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Sections or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting those Sections or regulations), as if those requirements applied directly to each such Portfolio. Distributor will notify the Company immediately upon having a reasonable basis for believing that the Fund or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Fund or Portfolio might not comply with the diversification requirements in the future. In the event of a breach of this representation and warranty the Fund will take all reasonable necessary steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

3.4 Distributor agrees to provide the Company with a certificate or statement indicating compliance by each Portfolio of the Fund with Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the Company's reasonable written request.

3.5 Adviser and Distributor represent and warrant that the Fund is in and shall maintain compliance with Rule 38a-1 under the 1940 Act, and Adviser represents and warrants that the Adviser is and shall remain in compliance with Rule 206(4)-7 under the Advisers Act.

                ARTICLE IV: PROSPECTUS AND PROXY STATEMENTSNOTING

4.1 At least annually (or in the case of a prospectus supplement, when that supplement is issued), Distributor or its designee will timely provide the Company with as many copies of the current prospectuses for the Designated Portfolios and any supplements thereto as the Company may reasonably request for distribution to Contract owners at the time of Contract fulfillment and confirmation. To the extent that the Designated Portfolio( s) are one or more of several Portfolios of the Fund, Distributor shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s). Distributor or its designee will provide, at its expense, as many copies of said prospectus as necessary for distribution, to existing Contract owners. Distributor or its designee will provide the copies of said prospectus to the Company or to its mailing agent. Distributor or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectuses for the Designated Portfolio and any supplement thereto, as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company, in lieu thereof, Distributor or its designee will provide such documentation, including a final copy of a current prospectus set in type at Distributor's expense, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if any prospectus is amended more frequently) to have the new prospectus for the Contracts and the Designated Portfolios' prospectuses printed together, in which case the Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund. Distributor or its designee will, upon request, provide the Company with a copy of the Fund's prospectus through electronic means to facilitate the Company's efforts to provide Fund prospectuses via electronic delivery, in which case the Fund agrees to pay its proportionate share of reasonable expenses related to the required disclosure of information concerning the Fund.

4.2 Distributor or its designee will provide the Company, at the Company's expense, with as many copies of the SAI and any supplements thereto as the Company may reasonably request for distribution, at the Company's expense, to prospective Contract owners and applicants. Distributor or its designee will provide as many copies of said SAI as necessary for distribution to any existing Contract owner who requests such statement or whenever state or federal law requires that such statement be provided. Distributor or its designee will provide the copies of said SAI to the Company or to its mailing agent at Distributor's expense. The Company will distribute the SAI as requested or required at the Company's expense.

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4.3 Distributor, at its expense, will provide the Company or its mailing agent with copies of the proxy material for any of the Designated Portfolios, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners. The Company will bill Distributor for the reasonable cost of distribution of proxy materials, but distribution of all other materials shall be at the Company's expense.

4.4 If and to the extent required by law, the Company will:

        (a) solicit voting instructions from Contract owners;

        (b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and

        (c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company's Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Accounts participating in the Fund calculates voting privileges in a manner consistent with all legal requirements, including the Proxy Voting Procedures set forth in Schedule C and the Mixed and Shared Funding Exemptive Order, as described in Section 7.1.

4.5 Distributor will ensure that the Fund will comply with all provisions of the 1940 Act requiring voting by shareholders.

                    ARTICLE V: SALES MATERIAL AND INFORMATION

5.1 The Company will furnish, or will cause to be furnished, to Distributor each piece of sales literature or other promotional material in which the Fund or any affiliate is named, at least ten (10) Business Days prior to its use. No such material will be used if Distributor reasonably objects to such use within ten
(10) Business Days after receipt of such material.

5.2 The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for Fund shares, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund, Adviser or Distributor or Distributor's designee for distribution, or in sales literature or other material provided by the Fund, Adviser, or Distributor, except with permission of Distributor or its designee. Distributor agrees to respond to any request for approval on a prompt and timely basis.

5.3 Distributor will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, its separate account or any affiliate is named, at least ten
(10) Business Days prior to its use. No such material will be used if the Company or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material.

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5.4 Adviser and Distributor will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with written permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

5.5 Distributor will provide to the Company at least one complete copy of all prospectuses, SAIs, reports, proxy statements, and all amendments to any of the above for the Designated Portfolios that relate to the Fund or its shares, within a reasonable time after filing of each such document with the Commission or the NASD. Copies of all sales literature and other promotional materials for the Designated Portfolios are posted on Distributor's institutional-only website, to which Distributor will ensure that the Company has access.

5.6 The Company will provide to Distributor at least one complete copy of all definitive prospectuses, definitive SAI, reports, solicitations for voting instructions, sales literature and other promotional materials in which Distributor or the Funds are named, and all amendments to any of the above, that relate to the Contracts or each Account, within a reasonable time after filing of each such document with the Commission or the NASD (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAls and sales literature and promotional material that relate to or refer to the Fund will be provided.) In addition, the Company will provide to Distributor at least one complete copy of (i) a registration statement that relates to the Contracts or each Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post effective amendments to any registration statements relating to the Contracts or such Account that refer to or relate to the Fund.

5.7 Distributor will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus or statement of additional information for any Account. Distributor will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. Distributor will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

5.8 For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements {such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages>>, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

5.9 Distributor hereby consents to the Company's use of the names of the Fund, the Fund's adviser and Distributor, as well as the names of the Designated Portfolios set forth in Schedule B of this Agreement, in

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connection with marketing the Contracts, subject to the terms of Sections 5.1 of this Agreement. The Company acknowledges and agrees that Distributor and/or its affiliates own all right, title and interest in and to their names and covenants not, at any time, to challenge the rights of Distributor and/or their affiliates to such name or design, or the validity or distinctiveness thereof Such consent will terminate with the termination of this Agreement, Distributor may withdraw this consent as to any particular use of any such name or identifying marks at any time (i) upon Distributor's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Distributor or such Funds or (ii) if no investment company, or series or class of shares of any investment company distributed by Distributor continues to be offered through variable insurance contracts issued by the Company; provided however, that the Company may, in its discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization. The Company agrees and acknowledges that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Fund and/or the Distributor.

5.10 Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund1 or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts is properly marked as "Not For Use With The Public" and that such information is only so used.

                      ARTICLES VI: FEES, COSTS AND EXPENSES

6.1 Distributor will pay no fee or other compensation to the Company under this Agreement, except as set forth in the Fund Services Agreement between Distributor and Old Mutual Financial Network Securities, Inc., an affiliate of the Company, and the Administrative Services Agreement between the Company and American Century Services, LLC, the Funds' transfer agent, both agreements of even date herewith.

6.2 All expenses incident to performance by Distributor of this Agreement will be paid by Distributor to the extent permitted by law. All shares of the Designated Portfolios will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by Distributor, in accordance with applicable state law, prior to sale. Distributor will bear the expenses for the cost of registration and qualification of the Fund's shares, including without limitation, the preparation of and filing with the SEC of Forms N-CSR and N-SAR and Rule 24f-2 Notices and payment of all applicable registration or filing fees with respect to shares of the Fund; preparation and filing of the Fund's prospectus, SAI and registration statement, proxy materials and reports; typesetting and printing the Fund's prospectus and SAI (to the extent provided by and as determined in accordance with Article III above); typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Fund prospectus that constitutes an annual report) (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Designated Portfolios in electronic or typeset format, as well as any distribution and other expenses as set forth in Article III of this Agreement.


                   ARTICLE VII: MIXED & SHARED FUNDING RELIE;F

7.1 The Fund represents and warrants that it has received an order from the Commission regarding relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e3 (T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order and that may be imposed on the Company, the Fund and/or the Fund's adviser by virtue of the receipt of such order by the Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party.

7.2 The Fund Board will monitor each Designated Portfolio of the Fund for the existence of any irreconcilable material conflict among the interests of the Contract owners of all separate accounts investing in the Fund. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. An irreconcilable material conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance Contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Fund Board will promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.3 The Company agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Mixed and Shared Funding Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever Contract owner voting instructions are to be disregarded.

7.4 If it is determined by a majority of the Fund Board, or a majority of its disinterested directors, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be submitted to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.5 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected sub-account of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board.

7.6 If an irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected sub-account of the Account's investment in the Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board.

7.7 For purposes of Sections 7.4 through 7.7 of this Agreement, a majority of the disinterested members of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event, other than as specified in Section 7.4, will the Fund be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict.

7.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.4, 4.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


                          ARTICLE VIII: INDEMNIFICATION

8.1 INDEMNIFICATION BY THE COMPANY

(a) The Company agrees to indemnify and hold harmless the Designated Portfolios, Adviser, Distributor, and each person, if any, who controls the Designated Portfolios, Adviser or Distributor within the meaning of such terms under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or holding of the Designated Portfolio shares in connection with the Contracts, or the sale or acquisition of the Contracts and:

       (1) arise out of or are based upon any untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the-Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, Adviser or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or its designee) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (3) arise out of untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or its designee; or

        (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

        (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

 except to the extent provided in Sections 8.1(b) and 8.3 hereof. This indemnification will be in addition to any liability that the Company otherwise may have. In no event shall the Company be liable for any consequential, incidental, special or indirect damages resulting to the Designated Portfolios, Adviser or Distributor hereunder.

 (b) No party will be entitled to indemnification under Section 8.1 (a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties .under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.

 (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance, holding or sale of the Fund shares or the Contracts or the operation of the Fund.

 8.2 INDEMNIFICATION BY ADVISER AND DISTRIBUTOR

(a) Distributor and Adviser agree to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of Distributor and Adviser) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or holding of the Fund shares or the Contracts and:

       (1) arise out of or are based upon any untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are
                                       12
        based upon the omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Distributor, Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts, or any amendment or supplement to the foregoing, not supplied by the Adviser, Distributor or the Fund or persons under the control of Adviser, Distributor or the Fund respectively) or wrongful conduct of Adviser, Distributor or the Fund or persons under the control of Adviser, Distributor or the Fund respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

        (3) arise out of any untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of Distributor, Adviser or the Fund or persons under the control of Distributor, Adviser or the Fund; or

        (4) arise as a result of any failure by Distributor, Adviser or the Fund to provide the services and furnish the materials under the terms of this Agreement; or

        (5) arise out of or result from any material breach of any representation and/or warranty made by Distributor, Adviser in this Agreement, or arise out of or result from any other material breach of this Agreement by Distributor or Adviser (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III,
        Section 3.2 of this Agreement and the diversification requirements specified in Article HI, Section 3.3 of this Agreement;

 except to the extent provided in Sections 8.2(b) and 8.3 hereof. This indemnification will be in addition to any liability that Distributor or Adviser otherwise may have. In no event shall Distributor or Adviser be liable for any consequential, incidental, special or indirect damages resulting to the Company, the Contracts or the Accounts hereunder.

 (b) No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard or its obligations or duties under this Agreement.

 (c) The Indemnified Parties will promptly notify Distributor of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance, holding or sale of the Contracts or the operation of the Account.

 8.3 INDEMNIFICATION PROCEDURE

 Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party") for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party") for the purpose of this Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

        (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or

        (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

8.4 INDEMNIFICATION FOR FAILURE TO COMPLY WITH DIVERSIFICATION REQUIREMENTS

Distributor and Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting the effect of Section 8.2( a) hereof and without in any way limiting or restricting any other remedies available to the Company. Adviser and Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with
Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include. but are not limited to, the costs involved in creating, organizing and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for
                                       14
 those of the failed Fund or Portfolio (including but not limited to an order pursuant to Section 26( c) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of Adviser and/or Distributor under this Agreement.

                           ARTICLE IX: APPLICABLE LAW

 9.1 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

                             ARTICLE X: TERMINATION

 10.1 This Agreement will terminate:

 (a) at the option of any party, with or without cause, with respect to one, some or all of the Designated Portfolios, upon six (6) month's advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

 (b) at the option of the Company, upon written notice to Distributor and Adviser with respect to any Portfolio if shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

 (c) at the option of the Company, upon written notice to Distributor and Adviser with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

 (d) at the option of Distributor or Adviser, upon written notice to the Company, upon institution of formal proceedings against the Company by the NASD, the Commission, the Insurance Commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that Distributor or Adviser determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

 (e) at the option of the Company, upon written notice to Distributor and Adviser, upon institution of formal proceedings against the Fund, Adviser, or the Distributor by the NASD, the Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's, Distributor's or Adviser's ability to perform its obligations under this Agreement; or

 (f) at the option of the Company, upon written notice to the other parties, with respect to any Designated Portfolio, if a Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Designated
 Portfolio may fail to so qualify; or 15

 (g) at the option of the Company, upon written notice to the other parties, with respect to any Designated Portfolio if the Designated Portfolio fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably and in good faith believes the Designated Portfolio may fail to meet such requirements; or

 (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

 (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith that the Fund, Adviser or Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, Adviser or Distributor and hence to the Company; or

 (j) at the option of Distributor or Adviser, if Distributor or Adviser determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, Distributor or Adviser, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

  (k) at the option of the Company, Distributor or Adviser upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any sub-account) to substitute the shares of another investment company for the corresponding Portfolio's shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days' prior written notice to Distributor and Adviser of the date of any proposed vote or other action taken to replace the Fund's shares or of the filing of any required regulatory approva1(s); or

 (1) at the option of the Company, Distributor or Adviser upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (1) all contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement.

 10.2 NOTICE REQUIREMENT

 (a) No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

 (b) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

 10.3 EFFECT OF TERMINATION

Notwithstanding any termination of this Agreement, Distributor will, at the option of the Company, cause the Fund to continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

 10.4 SURVIVING PROVISIONS

 Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                               ARTICLE XI: NOTICES

 Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

 If to the Company:

 OM Financial Life Insurance Company
 1001 Fleet Street - 6th Floor
 Baltimore, Maryland 21202
 Attn: Securities Counsel


 If to Distributor or the Fund:

 American Century Investment Services, Inc.
 4500 Main Street, 9th Floor
 Kansas City, MO 64111
 Attn: General Counsel

 If to Adviser:

 American Century Investment Management, Inc.
 4500 Main Street, 9th Floor
 Kansas City, MO 64111
 Attn: General Counsel

                           ARTICLE Xii: MISCELLANEOUS

 12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

 12.2 Distributor acknowledges that the identities of the customers of the Company or any of its affiliates

 (collectively the "Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. Distributor agrees that if it comes into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by Distributor from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Fund, Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: ( a) with the Company's prior written consent; or (b) as required by law or judicial process. Distributor acknowledges that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

 12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

 12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

 12.5 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

 12.6 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties hereto.

 12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

 12.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

 12.9 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

 12.10 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

 12.11 The schedules to this Agreement (each, a "Schedule," collectively, the "Schedules") form an integral part hereof and are incorporated herein by reference. The parties to this Agreement may agree in writing to amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Designated Portfolios of the Fund or other applicable terms of this Agreement. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments thereto.

 12.12 The parties have entered into or shall enter into a Shareholder Information Agreement as required by Rule 22c-2 under 1940 Act in connection with the Contracts. This Agreement shall control with regard to the terms of the business relationship described in this Agreement. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.

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

 IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

 American Century Investment Services, Inc.
 By:
 Name:  Brian H. Jeter
 Title: President

 American Century Investment Management, Inc.
 By:
 Name:  Charles A. Etherington
 Title: Sr. VP



 American Century Variable Portfolios, Inc.
 (solely with respect to Section 2.9)
 By:
 Name:   Charles A. Etherington
 Title:  Sr. VP

OM Financial Life Insurance Company
By:
Name: MICHAEL A. MCGRATH
Title: SVP, GENERAL COUNSEL & SECRETARY



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


                             PARTICIPATION AGREEMENT

                                   SCHEDULE A

 The following Separate Accounts and Associated Contracts of OM Financial Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund shown in Schedule B:


 NAME OF SEPARATE ACCOUNT CONTRACTS FUNDED BY SEPARATE ACCOUNT

 SEPARATE ACCOUNT
 Old Mutual Financial Network Separate Account V A

 CONTRACTS
 Beacon Navigator variable annuity, Form # FGL VPDV A-C 2006, et. al.

                             PARTICIPATION AGREEMENT

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolio(s) of the Fund:

        VP Income and Growth, Class II
        VP International, Class II
        VP Mid Cap Value, Class II
        VP Value, Class II




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